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                                                                    EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this current report on Form 8-K of our report dated February 22, 1996, on our audit of the combined financial statements of Pharmaceutical Product Development, Inc. as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995, appearing in the registration statement on Form S-4 (SEC File No. 333-08207), as amended, of Pharmaceutical Product Development, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



/s/ Coopers & Lybrand L.L.P.

Raleigh, North Carolina
February 22, 1996